BYLAWS
OF
AMERIS BANCORP
AS AMENDED AND RESTATED
THROUGH JUNE 11, 2020

ARTICLE I
OFFICES
        Section 1. Registered Office. The Corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is the same as such registered office.
        Section 2. Principal Office. The principal office of the Corporation shall be at the place designated in the Corporation’s annual registration with the Georgia Secretary of State. The Board of Directors shall have the power to change the location of the principal office at any time.
        Section 3. Other Offices. The Corporation may also have offices at such other places both in and outside the State of Georgia as the Board of Directors may from time to time determine and as the business of the Corporation may require or make desirable.
ARTICLE II
SHAREHOLDERS’ MEETINGS
        Section 1. Place of Meetings. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either in or outside the State of Georgia, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice.
        Section 2. Annual Meetings. The Corporation shall hold an annual meeting of shareholders, on a date and at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.
        Section 3. Special Meetings. Special meetings of the shareholders shall be held upon call of the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary when so directed by the Board of Directors or at the request in writing (in compliance with applicable requirements of the Georgia Business Corporation Code or any successor law or laws (the “GBCC”)) of the holders of shares representing at least 50% of the votes entitled to be cast on each issue proposed to be considered at the special meeting. Any such request shall state the purpose for which the meeting is to be called.
        Section 4. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given personally, by mail or by and in accordance with any other manner provided in the GBCC to each shareholder of record entitled
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to vote at such meeting no fewer than 10 nor more than 60 days before the date of the meeting. Only business within the purpose or purposes described in the notice (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business) may be conducted at a special meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s record of shareholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of any business. Notice need not be given to any shareholder who waives notice in writing or by electronic transmission, signed by the shareholder entitled to the notice and delivered to the Corporation, either before or after the meeting.
        Section 5. Quorum. The holders of a majority of the stock issued and outstanding entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
        Section 6. Conduct of Meetings. The Board of Directors may adopt by resolution rules and regulations for the conduct of the meeting of the shareholders as it deems appropriate. At every meeting of the shareholders, the Chairman of the Board, or in his or her absence or disability, the Chief Executive Officer, or, in his or her absence or disability, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in his or her absence or disability, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
        The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.
        Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power registered in such shareholder’s name on the books of the Corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.
        Section 8. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.
        Section 9. Voting Lists. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of a meeting of shareholders, arranged by voting group and by class and series of shares, showing the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder during regular corporate hours at the principal place of business of the Corporation or, provided that the information required to gain access to such list is provided with the notice of the meeting upon request, on a reasonably accessible electronic network. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting.
ARTICLE III
BOARD OF DIRECTORS
        Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the Corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
        Section 2. Number, Election and Term.
        (a) The number of directors which shall constitute the whole Board shall be not fewer than seven nor more than 15. The Board of Directors shall be divided into three classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified Board of Directors, each Class 1 director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of onethird of the authorized number of directors, provided that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decrease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur. The number of directors may be increased or decreased from time to time by the Board of Directors by amendment of this Section 2(a), but no decrease shall have the effect of shortening the term of an incumbent director. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the Corporation. Employees of subsidiary corporations (who are not also officers of the Corporation) shall not be eligible to serve as directors. With the exception of James B. Miller, Jr., each director shall retire at the annual meeting following the date such director attains the age of 75.
        Notwithstanding anything to the contrary in this Section 2(a), commencing with the 2021 annual meeting of shareholders, the Board of Directors shall no longer be divided into three classes and each director shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
        (b) Except as provided in Section 3 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of shareholders with respect to which (i) the Secretary receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for director set forth in Section 2(c) of this Article and (ii) such nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. For purposes of this Section 2(b), a majority of the votes cast means that the number of shares voted “for” a nominee’s election must exceed the votes cast “against” such nominee’s election. Each director elected shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
If a nominee for director is not elected and the nominee is an incumbent director, then the director shall promptly tender his or her resignation to the Board of Directors, the effectiveness of which shall be conditioned upon, and subject to, acceptance by the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind its decision within 90 days from the date of the certification of the election result. The Corporate Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Corporate

Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation or in any deliberations related thereto.
        If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2(b), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill the resulting vacancy pursuant to the provisions of Section 3 of this Article or may decrease the size of the Board of Directors pursuant to the provisions of Section 2(a) of this Article. If a director’s resignation is not accepted by the Board of Directors pursuant to this Section 2(b), then such director will continue to serve until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
        (c) Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders of the Corporation either by or at the direction of the Board of Directors or by any shareholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Section 2(c). A shareholder who desires to nominate a person for election to the Board of Directors at a meeting of shareholders of the Corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the Secretary. To be timely, a shareholder’s notice given pursuant to this Section 2(c) must be received at the principal executive office of the Corporation not fewer than 120 calendar days in advance of the date which is one year later than the date of the proxy statement of the Corporation released to shareholders in connection with the previous year’s annual meeting of shareholders of the Corporation; provided, however, that if no annual meeting of shareholders of the Corporation was held in the previous year or if the date of the forthcoming annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or if the forthcoming meeting is not an annual meeting of shareholders of the Corporation, then to be timely such shareholder’s notice must be so received not later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the forthcoming meeting was mailed or given to shareholders by or on behalf of the Corporation or (ii) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the Corporation. Such shareholder’s notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such person, (D) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Corporation and (E) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected and (ii) as to the shareholder giving notice (A) the name and address, as they appear in the stock records of the Corporation, of such shareholder, (B) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each nominee for election as director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such shareholder and (D) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a director of the Corporation. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the Corporation shall furnish to the Secretary the information concerning such nominee which is required to be set forth in a shareholder’s notice of a proposed nomination. No person shall be eligible for election as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section 2(c). The chair of a meeting of shareholders of the Corporation shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Section 2(c), and such defective nomination shall be disregarded.
        Section 3. Vacancies. Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
        Section 4. Meetings and Notice. The Board of Directors may hold meetings, both regular and special, either in or outside the State of Georgia. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the Chairman of the Board or the Chief Executive Officer or by any two directors on one day’s oral or written notice (which shall include notice by electronic transmission in accordance with the GBCC) duly given or served on each director personally, or three days, notice deposited, first-class postage prepaid, in the United States mail. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Notice need not be given to any director who waives notice in writing or by electronic transmission, signed by the director and delivered to the Corporation, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.
        Section 5. Quorum. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
        Section 6. Conference Telephone Meeting. Unless the Articles of Incorporation or these by Bylaws otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person.
        Section 7. Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the board.
        Section 8. Committees. The Board of Directors may by resolution passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except that it shall have no authority with respect to any of the following: (a) amending the Articles of Incorporation or these Bylaws; (b) adopting a plan of merger or consolidation; (c) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; and (d) a voluntary dissolution of the Corporation or a revocation thereof. Such committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
        Section 9. Removal of Directors. At any shareholders’ meeting with respect to which notice of such purpose has been given, any director may be removed from office, with cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his or her successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.
        Section 10. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.
        Section 11. Chairman of the Board. The Board of Directors shall elect one of their members to be the Chairman of the Board. The Chairman of the Board shall be subject to the control of and may be removed by the Board of Directors. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors (unless another person is selected in accordance with these Bylaws to act as chair) and shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.
ARTICLE IV

OFFICERS
        Section 1. Number. The officers of the Corporation shall consist of a Chief Executive Officer and a Secretary, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including, but not limited to, a President, a Treasurer, one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board may appoint one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.
        Section 2. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee or officer appointed by the board.
        Section 3. Term of Office. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by a senior officer pursuant to this Article, at the pleasure of the Board of Directors or any senior officer authorized to have appointed the officer) until his or her death, resignation or removal, or until his or her replacement is elected or appointed in accordance with this Article.
        Section 4. Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.
        Section 5. Vacancies. Any vacancies in an office resulting from any cause may be filled by the Board of Directors or by any senior officer authorized to appoint the persons who shall hold such office.
        Section 6. Powers and Duties. Except as hereinafter provided, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.
        (a) Chief Executive Officer. Unless otherwise provided in these Bylaws or by resolution of the Board of Directors, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall be charged with the general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Chief Executive Officer shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.
        (b) President. The President (if there shall be one, and if such person is different from the Chief Executive Officer) shall, in the absence or disability of the Chief Executive Officer, or at the direction of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, whether the duties and powers are specified in these Bylaws or otherwise. The President shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.
        (c) Vice President. The Vice President (if there shall be one) shall, in the absence or disability of the Chief Executive Officer and the President (if there shall be one), or at the direction of the Chief Executive Officer and the President, perform the duties and exercise the powers of the Chief Executive Officer and the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, the one designated by the Board of Directors or the Chief Executive Officer and the President (in that order of precedence) shall act in the event of the absence or disability of the Chief Executive Officer and the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer and the President.
        (d) Secretary. The Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation and shall sign any instrument that requires the Secretary’s signature. The Board of Directors may also give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.
        (e) Treasurer. Unless otherwise provided by the Board of Directors, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall cause reports of these receipts and disbursements to be made to the Board of Directors and the Chief Executive Officer upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.
        Section 7. Voting Securities of Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the

Corporation to attend and to act and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE V
DISTRIBUTIONS AND DIVIDENDS
 Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion and in accordance with the GBCC and any applicable banking regulations, may authorize or declare distributions or dividends on the capital stock of the Corporation, which may be payable in cash, in property or in shares of the Corporation’s capital stock.
ARTICLE VI
SHARE CERTIFICATES AND TRANSFERS
        Section 1. Shares of Stock. The shares of stock of the Corporation may be certificated or uncertificated, as provided under Georgia law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of the capital stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by the shareholder. Any such certificate may bear the seal of the Corporation or a facsimile thereof or may be represented by a global certificate through the Depository Trust Company. Any certificates issued to shareholders of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Georgia, the name of the shareholder and the number and class (and the designation of the series, if any) of the shares represented. Each such certificate shall be signed in the name of the Corporation by the Chief Executive Officer (or in lieu thereof, by the Chairman of the Board or the President, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.
        Within a reasonable time after the issuance or transfer of uncertificated shares of stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented and any restrictions on the transfer or registration of such shares of stock imposed by the Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation, and such other matters as are required by law.

        Section 2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.
        Section 3. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
        Section 4. Registered Shareholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Georgia, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express notice thereof, except as otherwise provided by law.
        Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
        Section 1. Right of Indemnification and Standards of Conduct. Every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Corporation or any other corporation of which he or she served as such at the request of the Corporation and of which the Corporation directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which it is in any way interested, may in accordance with Section 2 of this Article, and to the extent permitted by the GBCC, be indemnified for any liability and expense that may be incurred by such person in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (whether formal or informal and whether brought by or in the right of the Corporation or otherwise) (any such action, suit or proceeding being referred to in this Article as a “Proceeding”), or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as such director or officer or as a member of any committee appointed by the Board of Directors to act for, in the interest of, or on behalf of the Corporation, whether or not he or she continues to be such at the time such liability or expense shall have been incurred; provided such person (a) acted in good faith and (b) reasonably believed (i) in the case of conduct in the person’s official capacity, that the conduct was in the Corporation’s best interests; (ii) in all other cases, that the conduct was at least not opposed to the Corporation’s best interests; and (iii) in the case of a criminal Proceeding, that the person had no reasonable cause to believe that the conduct was unlawful.
        As used in this Article, the terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements, court costs, expert witness fees, amounts of judgments, fines or penalties, and amounts paid in compromise or settlement by a director or an officer. The termination of any Proceeding by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Section 1.
        Section 2. Determination of Right of Indemnification. Every person (and the heirs and legal representatives of such person) referred to in Section 1 of this Article who has been wholly successful, on the merits or otherwise, with respect to a Proceeding of the character described in Section 1 of this Article shall be entitled to indemnification as of right without any further action or approval by the Board of Directors. Except as provided in the immediately preceding sentence, any indemnification under Section 1 of this Article shall be made at the discretion of the Corporation, but only pursuant to a determination made in the manner set forth in Section 14-2-855 of the GBCC that indemnification is permissible in the circumstances.
        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of such person’s duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the GBCC.
        Notwithstanding the foregoing, no officer or director who was or is a party to any action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of this or such other corporation shall be indemnified in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and except to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.
        Section 3. Advancement of Expenses. Expenses incurred with respect to any Proceeding of the character described in Section 1 of this Article may be advanced by the Corporation prior to the final disposition thereof upon receipt of a written affirmation by the recipient of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement of the recipient to repay to the Corporation such amount if it is ultimately determined that he or she is not entitled to indemnification under this Article.
        Section 4. Rights of Indemnification Cumulative. The rights of indemnification provided in this Article shall be in addition to any rights to which any such director or officer or other person may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be in addition to the power of the Corporation to purchase and maintain insurance on behalf of any such director or officer or other person against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Corporation would have the power to indemnify against such liability under this Article or otherwise.
        Section 5. Notice to Shareholders. If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the GBCC in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 14-2-1621 or any other applicable provision of the GBCC, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.
        Section 6. Amendment. Any amendment to this Article that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any indemnified person hereunder shall, as to such indemnified person, apply only to Proceedings based on actions, events or omissions (collectively, “Post-Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any Proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article to the same extent as if such provisions had continued as part of the Bylaws without such amendment. This Section 6 cannot be altered, amended or repealed in a manner effective as to any indemnified person (except as to Post-Amendment Events) without the prior written consent of such indemnified person.
        Section 7. Successors. For purposes of this Article, the term “Corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article on the same terms and conditions and to the same extent as this Corporation.

        Section 8. Severability. Each of the Sections of this Article, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article that is not declared invalid or unenforceable.
ARTICLE VIII
GENERAL PROVISIONS
        Section 1. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day immediately preceding the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.
        Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
        Section 3. Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws or by the Articles of Incorporation.
        Section 4. Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare the following: (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and (b) a profit and loss statement showing the results of the Corporation’s operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.
ARTICLE IX
AMENDMENTS

        The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new bylaws by majority vote of all of the directors, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted, by the shareholders by majority vote of all of the shares having voting power.
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